Exhibit 10.2(c)
Executive Officers of
The Scotts Miracle-Gro Company
who are parties to form of
Employee Confidentiality, Noncompetition,
Nonsolicitation Agreement for employees
participating in The Scotts Company LLC
Amended and Restated Executive Incentive Plan

Date of Employee
Name and Principal Position	Noncompetition, Nonsolicitation
with The Scotts Miracle-Gro Company	Agreement

Barry W. Sanders, Executive Vice President, North America	April 22, 2005

Vincent C. Brockman, Executive Vice President, General Counsel and Corporate Secretary and Chief Ethics & Compliance Officer	May 11, 2006

David C. Evans, Executive Vice President, Chief Financial Officer	May 20, 2006

Denise S. Stump, Executive Vice President, Global Human Resources	August 8, 2006

Mark R. Baker, President and Chief Operating Officer	September 29, 2008

Michael P. Kelty, Executive Vice President	November 13, 2008